SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                  FORM 10-QSB

                                 EXHIBIT 10.27

SKR
Resources, Inc.

                          GUMTECH INTERNATIONAL, INC.
                              MEDIA TRADE PROGRAM

     This agreement, when executed by both parties shall form a mutual sales agreement between Gumtech International, Inc. (hereinafter referred to as "GTI"), with offices at 4205 North Seventh Avenue, Suite 300, Phoenix, AZ, 85013 and SKR Resources, Inc. (hereinafter referred to as "SKR"), with offices at 307 Fifth Avenue, New York, New York, 10016 upon the following terms and conditions:

     1 SKR agrees to pay GTI $438,120.00 for the products as defined in Schedule A, and GTI agrees to purchase $438,120.00 in trade credits from SKR.

     2. Upon the effective date of this agreement, GTI hereby sells, identifies and transfers title to SKR $438,120.00 in product as listed on the attached Schedule A (which list is included herein by reference as if fully set out verbatim and shall constitute a bill of sale for the goods. The product sold by GTI hereunder is new, first quality merchandise and shall be subject to GTl's regular warranties and guarantees, including, but not limited to, the implied warranty of merchantability. GTI represents it is the true and lawful owner of the products sold herein by it, the products are free of any liens or encumbrances. GTI shall indemnity and hold SKR harmless from any product liability claim, whenever raised, including reasonable attorney's fees, arising out of or in connection with the manufacture, sale and/or use to the products herein sold to SKR. SKR must approve in writing the settlement of any claim made against SKR.

     3. In full payment for its purchase hereunder, SKR hereby establishes a trade credit for the benefit of GTI in the amount of $438,120.00. The trade credit shall be utilized and reduced in accordance with the terms and conditions of this agreement. All placements of orders against the trade credit shall be subject to (1) each supplier's standard terms and conditions, and (2) where applicable, the terms and conditions of the contracts between SKR and the suppliers, including, but not limited to, restrictions on trade credit sales to customers with a cash purchase history.

     4. GTI will be given a shipping address from SKR upon request within five (5 days written or verbal by GTI. GTI shall, at its expense, insure all of the products in an amount equal to their total price to SKR and shall, upon request, furnish to SKR satisfactory evidence of such insurance. GTI shall provide the product F.O.B. - Edison, New Jersey in accordance with SKR's orders within ten
(10) days of any such order, and provide SKR proof of shipment immediately upon shipping the requested products, including, without limitation, bills of lading and packing lists. There shall be no restrictions on the resale of product(s) by SKR, with the exception that SKR cannot offer the product for sale into first tier drug retailers (i.e.: Eckered, CVS, Osco Drug) or any first tier food retailers (i.e.: Dillions, Food Lion or Pathmark).

SKR
Resources, Inc.


     5. GTI may utilize its trade credit to purchase network television, spot television, spot and/or network cable television, spot radio, consumer and/or trade magazines, out of home media, in-store advertising, goods and/or services on a part cash/part trade basis, with the cash portion not to exceed fifty percent (50%), at rates that are defined in paragraph 5a. The agreed to rate(s) for media, goods and/or services shall be deducted from GTI's trade credit upon utilization by GTI. GTI shall advise SKR of its spot radio, spot television, spot and/or network cable television, consumer and/or trade magazines, out of home media, in-store advertising, goods and/or services requirements and, where possible, SKR will offer to provide them from SKR's inventory. GTI shall notify SKR of the acceptance of any quote and shall be free to elect or not to elect to place any particular order after receiving the quotation price from SKR.

     5a. The media costs that will be charged to GTI are based on the following guidelines.

--------------------------------------------------------------------------------
MEDIUM                 RATE              CASH USAGE              CREIDT USAGE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Print                SRDS Net             $50.00                   $50.00
--------------------------------------------------------------------------------
Spot TV              SQAD                 $50.00                   $50.00
--------------------------------------------------------------------------------
National Cable       SQAD                 $50.00                   $50.00
--------------------------------------------------------------------------------

     6. SKR shall invoice GTI for all placements hereunder and shall provide affidavits of performance or other appropriate documentation of performance. GTI agrees to notify SKR, in writing, of the use of the credit GTI desires not less than forty-five (45) days in advance of the date requested for performance.

     7. GTI shall indemnify and hold SKR harmless from any and all claims, losses, damages, liabilities or expenses, including reasonable attorney's fees, resulting from, arising out of or in connection with the reproduction, broadcast or publication of any advertising delivered to any third party by SKR upon the request of GTI or its agents.

     8. SKR shall invoice GTI for all placements hereunder and shall provide affidavits of performance or other appropriate documentation of pny alterations to this agreement must be in writing, signed and accepted by both parties. Any waiver by a party of any of its rights or remedies hereunder shall not be deemed a waiver of any other right or remedy hereunder nor shall the failure or delay in demanding a right or exercising a remedy hereunder constitute a waiver of any right or remedy. Should any provision of this agreement be deemed invalid, the same shall not be considered to invalidate the entire agreement, but only that particular clause involved.

     9. This agreement may not be assigned by one party hereto without the express written consent of the other, which consent shall not be unreasonably withheld. The undersigned hereby warrant that they have the express and unqualified authority to bind their respective corporations to this agreement.

SKR
Research, Inc.


     10. This agreement does not constitute either party a partner, agent or joint venturer of the other party. The parties hereby are independent contractors each to the other, and neither party shall have, nor represent that it has, any power, right or authority, assumed or implied, on behalf of the other except as herein set forth.

     11. This agreement shall be governed and construed in accordance with the laws of the State in which the plaintiff filed suit. The parties do hereby consent to the jurisdiction and venue of the courts located in which the plaintiff files suit to hear and decide any disputes arising out of or in connection with this agreement. Any notices to be given under this agreement shall be sent certified mail, return receipt requested, or delivered in person to the addresses set forth herein for GTI and SKR or at such addresses as each may designate.

     12. This  agreement  shall remain in full force and effect for  thirty-five
(35) months after the approval by SKR and, upon request in writing, prior to the expiration of the original term, GTI may extend the agreement for an additional twelve- (12) months. Upon expiration of the original or extended term, any remaining trade credit then owed GTI shall be null and void and of no further effect.

     13. This agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     14. This agreement shall not become effective unless and until it is accepted and approved by a duly authorized officer of SKR. Upon such acceptance and approval, a fully executed copy of this agreement shall be returned to GTI for its files.


ACCEPTED & APPROVED:                     ACCEPTED & APPROVED:


/s/  Chris Corey                         /s/  Les Goldstein
--------------------------               ------------------------------
SKR Resources Inc.                       Gumtech International, Inc.


5-27-97                                  5-28-97
--------------------------               -------------------------------
DATE                                     DATE

SKR
Resources, Inc.


                                   SCHEDULE A
                                   ----------
                                  BILL OF SALE
                                  ------------

Pursuant to and in consideration of the execution of the attached Agreement between GTI and SKR, GTI does hereby sell, convey and transfer title to SKR the personal property listed below and described as follows:

         PRODUCT                      UNITS                    TOTAL VALUE
         -------                      -----                    -----------

  Denta Health (box)              1,000 master cases           $215,280.00
  UPC 7-3221601312-2              @ $215.28 per master
  Item # 163246


  Denta Health (60 pc. bottle)    1,000 master cases           $114,960.00
  UPC - 7-3221668169-7            @ $114.06 per master
  Item # 166796

  Denta Health (120 pc. bottle)   1,000 master cases           $107,880.00
  UPC - 7-32216670424             @ $107.88 per master
  Item # 166799

 TOTAL PURCHASE PRICE:   $438,120.00

Product type and mix will be adjusted on shipping request.

TO HAVE AND TO HOLD the same unto SKR, its successors and assigns forever.

     GTI does for itself, its successors and assigns, covenant and agree with SKR to warrant and defend the title to the goods against the claims of any and all person or persons claiming through GTI whomsoever.

     IN WITNESS WHEREOF, GTI has caused this Schedule A/Bill of Sale to be executed by a duly authorized of this _________ day of___________________, 1997.

Gumtech International, Inc.




BY:  /S/  LES GOLDSTEIN
    --------------------------



TITLE:  Exec. V.P. of Operations
        ------------------------